EXHIBIT 10.8







                          EXCLUSIVE LICENSE AGREEMENT

                                 by and between

                  ALPHA RESEARCH GROUP, LLC and JODI A. NELSON

                                      and

                                PATHOGENICS, INC.

                                      dated

                                  May 25, 2005

     THIS LICENSE AGREEMENT effective as of May 25, 2005 ("Effective Date"), by and between ALPHA RESEARCH GROUP, LLC, a limited liability corporation organized and existing under the laws of Nevada and having its principal office at 9550 Gateway Drive, Reno, Nevada 89511 together with Jodi A. Nelson, an individual residing at 1717 Valentia Street, Denver, CO 80220 ("NELSON," ALPHA RESEARCH and NELSON referred to together as "LICENSORS"), and PATHOGENICS, INC. a corporation organized and existing under the laws of the State of Delaware and having its principal office at 99 Derby Street, Hingham, Massachusetts, 02043, United States of America ("PATHOGENICS" or "LICENSEE").


                              W I T N E S S E T H:

     WHEREAS, ALPHA RESEARCH has been assigned from NELSON certain Patent Assets and Know-How pursuant to the NELSON Assignments and is the owner of the Intellectual Property, all as defined herein and;

     WHEREAS, PATHOGENICS desires to obtain exclusive license rights, with a right to grant sublicenses, under the Intellectual Property, and ALPHA RESEARCH and NELSON desire to grant such license to PATHOGENICS, upon the terms and conditions set forth herein and;

     WHEREAS, PATHOGENICS in consideration for an exclusive license and other rights as set forth herein agrees to provide sufficient funding for (i) the protection of ALPHA RESEARCH Intellectual Property and (ii) the continued clinical development of products stemming from the Intellectual Property.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     Unless specifically set forth to the contrary herein, the following terms, where used in the singular or plural, shall have the respective meanings set forth below:

1.1.     "Act" shall mean the Federal Food Drug and Cosmetic Act of 1934, and
          ---
the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time.

1.2.     "Affiliate" shall mean (i) any corporation or business entity of which
          ---------
more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of a Party or (iii) any corporation or business entity of which a Party has the right to acquire, directly or indirectly, at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof.

1.3.     "Business Day(s)" means any day that is not a Saturday or a Sunday or a
          ---------------
day on which the New York Stock Exchange is closed.

1.4.     "Calendar Quarter" shall mean the respective periods of three (3)
          ----------------
consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.5.     "Calendar Year" shall mean each successive period of twelve (12) months
          -------------
commencing on January 1 and ending on December 31.

1.6.     "cGMP" shall mean current applicable good manufacturing practices as
          ----
defined in regulations promulgated by the FDA under the Act relating to the formulation, manufacture, testing prior to delivery, storage and delivery of the Product.

1.7.     "Centralized Procedure" shall mean the European Community Centralized
          ---------------------
Procedure for marketing authorization in accordance with Council Regulation EEC (2309-93) or any successor regulations.

1.8.     "CFR" shall mean the United States Code of Federal Regulations.
          ---

1.9.     "Effective Date" shall mean the date first above written.
          --------------

1.10.     "FDA"  shall  mean  the United States Food and Drug Administration and
           ---
any successor agency having substantially the same functions, and any corresponding or successor regulatory authority in Europe or having jurisdiction over the Centralized Procedure if the context so indicates.

1.11. "Field-of-Use" shall mean the treatment or prevention of any neurological, psychiatric, psychological or nervous system indication, disease or disorder or their symptoms including, but not limited to:

- the treatment of Parkinson Disorders; the prevention and/or symptomatic treatment of:

     o    Idiopathic Parkinson's Disease

     o    Parkinson's Plus Disorders

     o    Atypical Parkinsonianism conditions, such as:

          -    Progressive Supra Nuclear Palsy

          -    Multiple Symptom Atrophy

          -    other neurodegenerative disorders of the basal ganglia

     o the prevention and/or treatment of syndromes and complications associated with the long term use of levodopa and dopaminergic agents and; including, but not limited to:

          -    levodopa induced dyskinesias

          -    "freezing"

          -    ON/OFF motor fluctuations

     o the prevention and/or treatment of "Run-Away" dyskinesias that manifest in 15%-30% of Parkinson's Disease patients receiving fetal nigral and/or stem cell transplant procedures

- the treatment of schizophrenia, including the prevention or treatment of negative symptoms

-    catatonia and/or secondary movement disorders

     o    Parkinsonianism

     o    Tardive Dyskinesia

     o Dopamine related disorders including reactions to long term dopamine antagonist pharmacotherapy

-    Autoimmune  disorders

-    Rheumatoid  Arthritis

-    Lupus

-    Multiple  Sclerosis

-    Alzheimer's  Disease

-    Neurological  Events

     o    Cerebral Vascular Accident (CVA)

     o    Stroke

     o    Aneurysm

     o    Ischemic Events

     o    Neural trauma induced by traumatic brain injury

-    Movement  Disorders

Notwithstanding anything to the contrary above, the Field-of-Use shall not include any oncological disease even if it manifests itself as a disease of the nervous system.

1.12.     "First Commercial Sale" shall mean the first sale of Product in any
           ---------------------
country by PATHOGENICS, its Affiliate or its sublicensee(s), for end use or consumption, after all required Regulatory Approvals have been granted by the governing health authority of such country.

1.13.     "GAAP" means generally accepted accounting principles in the United
           ----
States.

1.14.     "Improvement"  shall  mean  any and all improvements and enhancements,
           -----------
patentable or otherwise, related to the Technology or Product for use in the Field-of-Use and the Territory including, without limitation, in the manufacture, formulation, ingredients, preparation, presentation, means of delivery or administration, dosage, indication, use or packaging of the Technology or Product.

1.15.     "Intellectual  Property"  shall  mean  the Patent Assets and Know-How.
           ----------------------

1.16.     "Know-How"  shall  mean  all  factual  and  proprietary  knowledge,
           --------
information, expertise and materials pertaining to the Technology or Product for use in the Field-of-Use and the Territory, and used or useful in the development of the Product of a nature normally held in the industry as trade secrets or otherwise as confidential information, including, without limitation, discoveries, information, Improvements, processes, formulas, data, and inventions, patentable or otherwise, whether or not capable of precise separate definition, which

     (a)  relate to the Technology or Product; and

     (b) are owned by LICENSORS or are in LICENSORS' possession or control, have been assigned to ALPHA RESEARCH by NELSON or are otherwise subject to the NELSON Assignments and/or as to which ALPHA RESEARCH has the right to license or sublicense to Third Parties.

Such know-how shall include, without limitation, all chemical, pharmaceutical, toxicological, preclinical, clinical, assay control, regulatory, and any other information used or useful for the development, manufacturing and/or regulatory approval of the Technology or Product, including such rights which LICENSORS may have to information developed by Third Parties.

1.17.     "Net Sales" shall mean the actual gross amount invoiced by PATHOGENICS
           ---------
and its Affiliates for commercial sales of Product in the Territory, commencing upon the date of First Commercial Sale, after deducting, in accordance with GAAP, the following :

     (i)  trade, cash and quantity discounts;

     (ii) recalls, credits and allowances on account of returned or rejected Product, including allowance for breakage or spoilage;

     (iii) rebates and chargebacks;

     (iv) retroactive price reductions;

     (v) sales or excise taxes, VAT or other taxes, and transportation and insurance charges and additional special transportation, custom duties, and other governmental charges; and

     (vi) rebates or similar payments paid in connection with sales of Product to any governmental or regulatory authority in respect of any state or federal Medicare, Medicaid or similar programs in any country of the Territory.

Sales or other transfers between PATHOGENICS and its Affiliates shall be excluded from the computation of Net Sales and no payments will be payable on such sales or transfers except where such Affiliates are end users, but Net Sales shall include the subsequent sales to Third Parties by such Affiliates.

1.18.     "Party"  shall  mean  ALPHA  RESEARCH,  NELSON  or  PATHOGENICS.
           -----

1.19.     "Patent Assets" shall mean the patents and patent applications which
           -------------
as of the Effective Date or at any time during the term of this Agreement (excluding the U.S. Provisional Application entitled "ATM Activators For Cancer Treatment", filed on October 26, 2004)

     (a) are owned by LICENSORS or which ALPHA RESEARCH through the NELSON Assignments or any other license or otherwise has or acquires rights from a Third Party, and

     (b)  relate to the Technology, Product or any Improvement for use in
          the Field-of-Use and the Territory, including but not limited to methods of their development, manufacture, or use, or otherwise relate to LICENSORS' Know-How, including all certificates of invention and applications for certificates of invention, substitutions, divisions, continuations, continuations-in-part, patents issuing thereon or reissues or reexaminations thereof and any and all foreign patents and patent applications corresponding thereto, supplementary protection certificates or the like of any such patents and current and future patent applications, including but not limited to the patents and patent applications listed on Schedule 1.19 hereto and the patents and
                                        -------------
          patent applications included in the definition of Patent Rights under the NELSON Assignments, and any counterparts thereof which have been or may be filed in other countries.

1.20.     "Product"  shall  mean  any  product in final form for commercial sale
           -------
which  contains  the  Technology  for use in the Field-of-Use and the Territory.

1.21.     "Proprietary Information" shall mean any and all scientific, clinical,
           -----------------------
regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is owned and under the protection of one Party and is being provided by that Party to the other Party in connection with this Agreement.

1.22.     "Regulatory Approval" means all approvals (including pricing and
          ---------------------
reimbursement approvals required for marketing authorization), product and/or establishment licenses, registrations or authorizations of all regional, federal, state or local regulatory agencies, departments, bureaus or other governmental entities, necessary for the manufacture, use, storage, import, export, transport and sale of Product in a regulatory jurisdiction.

1.23.     "Royalty Year" shall mean each successive twelve (12) month period
           ------------
commencing with the first day of the first month in which occurs the First Commercial Sale.

1.24.     "NELSON Assignments" shall mean the Assignments by and between ALPHA
           ------------------
RESEARCH and NELSON, complete copies of which are attached hereto as Exhibit
                                                                     -------
1.24.
----

1.25.     "Sublicense Payments" shall mean any payments received by PATHOGENICS
           -------------------
from sublicensees of rights granted by LICENSORS to PATHOGENICS under Section
2.1 of this Agreement, as consideration for the grant of such sublicense, including without limitation, license fees, milestone payments, license maintenance fees, and royalty payments based on net sales of Product by such sublicensee, but excluding amounts received by PATHOGENICS (i) in connection with or as a result of amounts or payments to fund or reimburse PATHOGENICS' research and development in connection with the Technology or Product or (ii) in connection with or as a result of amounts or payments made as consideration for a sublicensee's purchase of securities of PATHOGENICS.

1.26.     "Technology" shall mean any novel therapeutic use or formulation of
           ----------
Chloroquine and any of its derivatives or analogs, and including any other technologies disclosed or covered in the Patent Assets and Know-How and any derivative, or analog of any of the foregoing.

1.27.     "Territory" shall mean all of the countries in the world.
           ---------

1.28.     "Third Party(ies)" shall mean a person or entity who or which is
           ----------------
neither a Party nor an Affiliate of a Party.

1.29.      "Valid Claim" means a claim of an issued and unexpired patent
            -----------
included within the Patent Assets, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or surrendered through reissue or disclaimer.


                                   ARTICLE II
                              LICENSE; SUBLICENSES

2.1.     License Grant.  ALPHA RESEARCH and NELSON hereby grant to PATHOGENICS
         -------------
and its Affiliates an exclusive (even as to LICENSORS) license under the Patent Assets and the Know-How, including the right to grant sublicenses, to develop, make, have made, use, import, offer for sale, market, commercialize, distribute and sell and otherwise dispose of the Technology and Product for use in the Field-of-Use and the Territory. Notwithstanding the aforementioned, ALPHA RESEARCH shall retain all rights to license the Patent Assets for applications not in the Field of Use.

2.2.     Improvements by PATHOGENICS.  All rights and title to and interest in
         ---------------------------
any Improvement developed or discovered solely by PATHOGENICS in connection with the license granted under Section 2.1 above or PATHOGENICS' activities hereunder shall be vested solely in PATHOGENICS.

2.3.     Sublicenses. PATHOGENICS shall have the right to grant sublicenses to
         ------------
any Third Party to develop, make, have made, use, import, offer for sale, market, commercialize, distribute and sell and otherwise dispose of the Technology or Product for use in the Field-of-Use and the Territory; provided, however that any such sublicense shall be consistent with the terms of this Agreement. In the event that PATHOGENICS proposes to grant a sublicense to any Third Party, PATHOGENICS shall give ALPHA RESEARCH a written notice prior to entering into the sublicense describing the proposed sublicense, including the specific rights proposed to be sublicensed and the material commercial and professional terms of the proposed sublicense. PATHOGENICS shall also provide ALPHA RESEARCH with a copy of any sublicense agreements. Upon any termination of this Agreement pursuant to Section 8.3.1 (a) by ALPHA RESEARCH for an uncured material breach by PATHOGENICS, ALPHA RESEARCH may elect to have any existing sublicense agreement(s) survive and assigned by PATHOGENICS to ALPHA RESEARCH provided that (i) the sublicensee is not in breach of its sublicense agreement at the time of such termination of this Agreement, and (ii) any sublicensee who desires its sublicense to survive shall promptly agree in writing to be bound by the applicable terms of and assume all obligations of PATHOGENICS under this Agreement. In the event of a sublicense by PATHOGENICS to a Third Party, the provisions of Section 5.1.2 of this Agreement shall be applicable.


                                   ARTICLE III
                        DEVELOPMENT AND COMMERCIALIZATION

3.1.     Exchange of Information.  Within ten (10) days after execution of this
         -----------------------
Agreement, LICENSORS shall disclose to PATHOGENICS in English and in writing all LICENSORS' Intellectual Property not previously available or made available to PATHOGENICS in electronic format, where available, and hard copies (or, upon PATHOGENICS' request and at PATHOGENICS' cost, certified copies of originals). Throughout the term of this Agreement, and in addition to the other communications required under this Agreement, LICENSORS shall also promptly disclose to PATHOGENICS in English and in writing on an ongoing basis all LICENSORS' Intellectual Property, and any and all additions or revisions thereto.

3.2     Diligence;  Development  and  Commercialization.  PATHOGENICS  shall use
        -----------------------------------------------
commercially reasonable efforts to develop and commercialize the Product. As used herein, "commercially reasonable efforts" shall mean efforts and resources normally used by PATHOGENICS for a product owned by it or to which it has exclusive rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the Technology or Product, the regulatory and reimbursement structure involved, the profitability of the applicable products, and other relevant factors. The obligations set forth in this Section 3.2 are expressly conditioned upon the absence of any serious adverse conditions or event relating to the safety or efficacy of the Technology or Product including the absence of any action by any regulatory authority limiting the development or commercialization of the Technology or Product. LICENSORS shall cooperate with PATHOGENICS in connection with efforts to develop and commercialize the Product.

3.3     Regulatory  Matters.
        -------------------

(a) PATHOGENICS shall own, control and retain primary legal responsibility for the preparation, filing and prosecution of all filings and regulatory applications required to obtain authorization to commercially develop, sell and use Product for use in the Field-of-Use and the Territory and Field-of-Use. PATHOGENICS shall promptly notify ALPHA RESEARCH upon the receipt of Regulatory Approvals and of the date of First Commercial Sale.

(b) LICENSORS shall allow PATHOGENICS to cross reference any regulatory filings relating to the Technology or Product owned or controlled by LICENSORS. LICENSORS shall cooperate with PATHOGENICS in connection with obtaining regulatory approval of Product.

3.4.     Trademark.  PATHOGENICS  shall  select, own and maintain trademarks for
         ----------
the  Technology  or  Product  for  use  in  the  Field-of-Use and the Territory.

3.5.     Agreements.  Attached  hereto  as  Schedule  3.5  is  a  list  of  all
         -----------
contracts, agreements and other arrangements between LICENSORS and any and all Third Parties relating to the research, development or commercialization of the Technology or Product (other than the NELSON Assignments which are attached as Exhibit 1.24). PATHOGENICS shall not be responsible for any contractual obligations relating to the Technology or Product incurred by LICENSORS.


                                   ARTICLE IV
                          CONFIDENTIALITY AND PUBLICITY

4.1.     Non-Disclosure and Non-Use Obligations.  All Proprietary Information
         --------------------------------------
disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party during the term of this Agreement and for a period of five years thereafter. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:

     (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

     (b)  is or becomes properly in the public domain or knowledge;

     (c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

     (d) is developed by the receiving Party independently of Proprietary Information received from the other Party, as documented by research and development records.

4.2.     Permitted Disclosure of Proprietary Information.  Notwithstanding
         -----------------------------------------------
Section 4.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information:

     (a) to governmental or other regulatory agencies in order to obtain patents pursuant to this Agreement, or to gain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations;

     (b) by each of PATHOGENICS or LICENSORS to their respective agents, consultants, Affiliates, PATHOGENICS' sublicensees and/or other Third Parties for the research and development, manufacturing and/or marketing of the /or Product (or for such parties to determine their interests in performing such activities) on the condition that such Third Parties agree to be bound by the confidentiality obligations consistent with this Agreement; or

     (c) if required to be disclosed by law or court order, provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations; provided, however, without limiting any of the foregoing, it is understood that the Parties or their Affiliates may make disclosure of this Agreement and the terms hereof in any filings required by the SEC, may file this Agreement as an exhibit to any filing with the SEC and may distribute any such filing in the ordinary course of its business, provided, however, that to the maximum extent allowable by SEC rules and regulations, the Parties shall be obligated to maintain the confidentiality obligations set forth herein and shall redact any confidential information set forth in such filings.

4.3.     Publication     In the event LICENSORS or any Affiliate of or
         -----------
consultant to LICENSORS wishes to make a publication relating to Technology or Product, it shall deliver to PATHOGENICS a copy of the proposed publication or an outline of the oral disclosure at least sixty (60) Business Days prior to submission or presentation, such that any issue of patent protection can be resolved in accordance with the terms of this Agreement.


                                    ARTICLE V
                         PAYMENTS; ROYALTIES AND REPORTS

5.1.     Royalties  and  Other  Payments.
         --------------------------------

     5.1.1. Royalties Payable By PATHOGENICS.

     (i) Subject to the terms and conditions of this Agreement, and in further consideration of the rights granted by ALPHA RESEARCH and NELSON hereunder, PATHOGENICS shall pay to ALPHA RESEARCH royalties in an amount equal to four percent (4%) of Net Sales in each Royalty Year by PATHOGENICS or its Affiliates in the Territory if the manufacture, use or sale of such Product would, absent the license granted hereunder, infringe one or more Valid Claims of the Patent Assets in the Territory.

     (ii) Royalties on Net Sales at the rates set forth in (i) above shall accrue as of the date of First Commercial Sale of Product in the applicable country and shall continue and accrue on Net Sales on a country-by-country basis until the expiration of the last to expire Patent Asset in such country. Thereafter, PATHOGENICS shall be relieved of any royalty payment under this Section 5.1.

     (iii) As further consideration for the license and other rights granted to PATHOGENICS hereunder, (a) PATHOGENICS shall pay to ALPHA RESEARCH a milestone payment of One Hundred Thousand Dollars ($100,000) payable in cash or registered stock of the LICENSEE upon successful completion of a Phase II clinical trial for each licensed Product, (b) PATHOGENICS shall pay to ALPHA RESEARCH a milestone payment of Two Hundred and Fifty Thousand Dollars ($250,000) payable in cash or registered stock of the LICENSEE upon successful completion of a Phase III clinical trial for each licensed Product, and (c) PATHOGENICS shall pay to ALPHA RESEARCH a milestone payment of One Million Dollars ($1,000,000) payable in cash or registered stock of the LICENSEE upon receiving new drug approval for each licensed Product.

     (iv) The payment of royalties set forth above shall be subject to the following conditions:

          (A) only one payment shall be due with respect to the same unit of Product;

          (B) no royalties shall accrue on the disposition of Product by PATHOGENICS, Affiliates or sublicensees as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies) or to clinical trials; and

          (C) LICENSORS shall be responsible for payment of any royalties or other obligations owed by LICENSORS to any Third Party, including without limitation, pursuant to the NELSON Assignments.

     5.1.2.    Payments in the Event of Sublicense. In the event PATHOGENICS
               -----------------------------------
               enters into a sublicense with a Third Party or Third Parties under Section 2.3 of this Agreement and ceases the manufacture, use, and sale of Product, then as of the effective date of the sublicense PATHOGENICS' obligation to pay ALPHA RESEARCH any royalties or milestone payments under Section 5.1.1 above shall terminate and, in lieu thereof, ALPHA RESEARCH shall be entitled to twenty percent (20%) of Sublicense Payments received by PATHOGENICS.

     5.1.3.    Affiliate Sales. In the event that PATHOGENICS transfers the
               ---------------
               Technology (for conversion to Product) or Product to one of its Affiliates, there shall be no royalty due at the time of transfer. Subsequent sales of Product by the Affiliate to end users such as patients, hospitals, medical institutions, health plans or funds, wholesalers (which are not sublicensees), pharmacies or other retailers, shall be reported as Net Sales hereunder by PATHOGENICS.

     5.1.4.    Compulsory Licenses. If a compulsory license is granted to a
               -------------------
               Third Party with respect to Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 5.1.1, then the royalty rate to be paid by PATHOGENICS on Net Sales in that country under Section 5.1.1 shall be reduced to the rate paid by the compulsory Third Party licensee.

     5.1.5.    Third Party Licenses. If one or more licenses from a Third Party
               --------------------
               or Third Parties are obtained by PATHOGENICS in order to develop, make, have made, use, sell or import the Technology or Product in a particular country, any royalties or other payments paid under such Third Party patent licenses by PATHOGENICS in such country for such Calendar Quarter shall be creditable against up to one-half (1/2) the royalty or other payments payable to ALPHA RESEARCH by PATHOGENICS in such country.

     5.1.6.    Combination Product. Notwithstanding the provisions of Section
               -------------------
               5.1.1, in the event a Product is sold as a combination product with other products, Net Sales, for purposes of royalty payments on the combination product, shall be calculated by multiplying the Net Sales of that combination product by the fraction A/B, where A is the gross selling price of the Product sold separately and B is the gross selling price of the combination product. If no such separate sales are made by PATHOGENICS or its Affiliates, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the combination product by the fraction C/(C+D), where C (excluding the fully allocated cost of the other product in question) is the fully allocated cost of the Product and D is the fully allocated cost of such other products.

5.2.     Reports; Payment of Royalty.  During the term of the Agreement for so
         ---------------------------
long as royalty or other payments are due, PATHOGENICS shall furnish to ALPHA RESEARCH a quarterly written report for the Calendar Quarter showing the Net Sales of all Products subject to royalty payments sold by PATHOGENICS and its Affiliates (or, if sales of Product were made by an PATHOGENICS sublicensee, the Sublicense Payments received from such sublicensee as a result of such sales) during the reporting period and the royalties or other payments payable to ALPHA RESEARCH under this Agreement. Reports shall be due on the thirtieth (30th) day following the completion and/or filing of its quarterly or annual report. Royalties or other payments shown to have accrued by each royalty report, if any, shall be due and payable on the date such report is due. PATHOGENICS shall keep complete and accurate records in sufficient detail to enable the royalties or other payments hereunder to be determined. If no royalties or other payments are due to ALPHA RESEARCH for any reporting period, then no written report shall be required.

5.3.     Audits. Upon the written request of ALPHA RESEARCH and not more than
         ------
once in each Calendar Year, PATHOGENICS shall permit an independent certified public accounting firm selected by ALPHA RESEARCH and reasonably acceptable to PATHOGENICS to have access during normal business hours, upon ten-days notice to PATHOGENICS, to review the records of PATHOGENICS as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Royalty Year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose to ALPHA RESEARCH only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies.

     5.3.1. If such accounting firm concludes that additional royalties were owed during such Royalty Year, PATHOGENICS shall pay the additional royalties within sixty (60) days of the date ALPHA RESEARCH delivers to PATHOGENICS such accounting firm's written report so concluding; provided however, that, in the event that PATHOGENICS shall not be in agreement with the conclusion of such report (a) PATHOGENICS shall not be required to pay such additional royalties and (b) such matter shall be resolved pursuant to the provisions of Section 9.5 herein. In the event such accounting firm or, if the matter is resolved in accordance with Section 9.5 herein, any arbitration award concludes that amounts were overpaid by PATHOGENICS during such period, ALPHA RESEARCH shall repay PATHOGENICS the amount of such overpayment within sixty (60) days of the date ALPHA RESEARCH delivers to PATHOGENICS such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by ALPHA RESEARCH; provided, however, that if an error is in favor of
                         --------  -------
               ALPHA RESEARCH of more than the greater of (i) $10,000 or (ii) ten percent (10%) of the royalties due hereunder for the period being reviewed is discovered, then the fees and expenses of the accounting firm shall be paid by PATHOGENICS.

     5.3.2. Upon the expiration of twenty-four (24) months following the end of any Royalty Year the calculation of royalties payable with respect to such year shall be binding and conclusive upon ALPHA RESEARCH, and PATHOGENICS shall be released from any liability or accountability with respect to royalties for such year.

     5.3.3. ALPHA RESEARCH shall treat all financial information subject to review under this Section 5.3 in accordance with the confidentiality provisions of this Agreement.

5.4.     Tax Withholding.  If laws, rules or regulations require withholding of
         ---------------
income taxes or other taxes imposed upon payments set forth in this Article V, ALPHA RESEARCH shall provide PATHOGENICS, prior to any such payment, once each Royalty Year or more frequently if required, with all forms or documentation required by any applicable taxation laws, treaties or agreements to such withholding or as necessary to claim a benefit thereunder and PATHOGENICS shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article V. PATHOGENICS will use commercially reasonable efforts consistent with its usual business practices and cooperate with ALPHA RESEARCH to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of the current or any future taxation treaties or agreements between foreign countries.

5.5.     Exchange Controls. Notwithstanding any other provision of this
         -----------------
Agreement, if at any time legal restrictions prevent the prompt remittance of part or all of the royalties with respect to Net Sales in any country, payment shall be made through such lawful means or methods as PATHOGENICS may determine. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect (and such suspended payments shall not accrue interest), and promptly after such prohibition ceases to be in effect, all royalties or other payments that PATHOGENICS or its Affiliates would have been obligated to transmit or deposit, but for the prohibition, shall be deposited or transmitted, as the case may be, to the extent allowable (with any interest earned on such suspended royalties which were placed in an interest-bearing bank account in that country, less any reasonable transactional costs). If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1.     ALPHA RESEARCH and NELSON Representations and Warranties.  ALPHA
         --------------------------------------------------------
RESEARCH and NELSON represent and warrant to PATHOGENICS that as of the Effective Date:

     (a) the issued patents included in the Patent Assets are valid and enforceable over any references or prior art known to ALPHA RESEARCH or its agents, including NELSON, taken alone or in combination;

     (b)  this Agreement has been duly executed and delivered by ALPHA
          RESEARCH and NELSON and constitutes legal, valid, and binding obligations enforceable against ALPHA RESEARCH and NELSON in accordance with its terms, except as enforceability is limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor's rights generally, or (B) general principals of equity, whether considered in a proceeding in equity or at law;

     (c) no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by ALPHA RESEARCH and NELSON of this Agreement or the consummation by ALPHA RESEARCH and NELSON of the transactions contemplated hereby;

     (d) ALPHA RESEARCH and NELSON have the full corporate power and authority to enter into and deliver this Agreement, to perform and to grant the licenses granted under Article II hereof and to consummate the transactions contemplated hereby; all corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained;

     (e) ALPHA RESEARCH and NELSON have not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Intellectual Property for use in the Field-of-Use in the Territory or entered into any agreement with any Third Party which is in conflict with the rights granted to PATHOGENICS pursuant to this Agreement;

     (f) ALPHA RESEARCH and NELSON are the sole owner or exclusive licensee under the Intellectual Property, all of which are free and clear of any liens, charges and encumbrances, no other person, corporate or other private entity, or governmental or university entity or subdivision thereof has any claim of ownership or rights with respect to the ALPHA RESEARCH and NELSON Intellectual Property, whatsoever;

     (g) ALPHA RESEARCH and NELSON have disclosed to PATHOGENICS the complete texts of all Patent Assets as well as all information received by ALPHA RESEARCH and NELSON concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification, or any official proceeding involving a Patent Asset, and that it will continue such disclosure with respect to new events during the term of the Agreement;

     (h) to the best of ALPHA RESEARCH's and NELSON's knowledge, the development, manufacture, use and sale of Products would not infringe any patent rights owned or possessed by any Third Party;

     (i) Schedule 1.19 is a complete and accurate list of all patents and patent applications in the Territory relating to the Technology or Product owned or exclusively licensed by ALPHA RESEARCH or NELSON or to which ALPHA RESEARCH or NELSON have the right to license;

     (j) there are no claims, judgments or settlements against or owed by ALPHA RESEARCH or NELSON relating to the Patent Assets or pending or, to the best of ALPHA RESEARCH's and NELSON's knowledge, threatened claims or litigation against ALPHA RESEARCH or NELSON relating to the Patent Assets;

     (k) ALPHA RESEARCH and NELSON have disclosed to PATHOGENICS all relevant information known by them regarding the ALPHA RESEARCH and NELSON Intellectual Property reasonably related to the activities contemplated under this Agreement;

     (l) attached as Exhibit 1.24 are true and complete copies of the NELSON Assignments, including all supplements thereto and modifications or amendments thereof. ALPHA RESEARCH is not, and to the best of ALPHA RESEARCH's knowledge, NELSON is not, in default under or in breach of any terms or provisions of the NELSON Assignments and such agreements are in full force and effect as of the date hereof. During the term of this Agreement, ALPHA RESEARCH shall not amend, modify, terminate or cause a default under the NELSON Assignments, or reject the NELSON Assignments pursuant to a bankruptcy proceeding (including 11 U.S.C. 365);

     (m)  EXCEPT AS SPECIFICALLY PROVIDED HEREIN, ALPHA RESEARCH AND NELSON
          DO NOT MAKE, AND EXPRESSLY DISCLAIM ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO ANY MATTER WHATSOEVER, INCLUDING, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE CONCERNING THE PATENT ASSETS.

6.2.     PATHOGENICS Representations and Warranties.  PATHOGENICS represents and
         ------------------------------------------
warrants  to  ALPHA  RESEARCH  that  as  of  the  Effective  Date:

     (a) this Agreement has been duly executed and delivered by it and constitutes legal, valid, and binding obligations enforceable against it in accordance with its terms;

     (b) PATHOGENICS has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained;

     (c) no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby.

     (d) EXCEPT AS SPECIFICALLY PROVIDED HEREIN, PATHOGENICS DOES NOT MAKE, AND EXPRESSLY DISCLAIM ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO ANY MATTER WHATSOEVER, INCLUDING, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE VII
                                 PATENT MATTERS


7.1.     Filing, Prosecution and Maintenance of Patent Applications or Patents.
         ---------------------------------------------------------------------
PATHOGENICS shall have the first right to file, prosecute and maintain the Patent Assets in the Field-of-Use and the Territory in ALPHA RESEARCH's or NELSON's name and shall be responsible for the payment of all patent prosecution and maintenance costs incurred after the Effective Date, subject to the remainder of this paragraph. Pathogenics shall also be responsible for previously unpaid patent costs incurred before the Effective Date and related to the Patent Assets as described in Schedule 7.1 hereto, and agrees to pay such costs upon completion of its first public offering of stock. If LICENSORS license any of the Patent Assets to a Third Party for use outside the Field-of-Use, then PATHOGENICS shall be reimbursed or credited a pro-rata portion (i.e., in the event there is one other Third Party Licensee - PATHOGENICS receives 50% reimbursement; two Third Party Licensee's - PATHOGENICS receives 67% reimbursement, etc.) of all patent prosecution and maintenance costs. If PATHOGENICS elects not to file, prosecute or maintain a patent application or patent included in the Patent Assets in any particular country, it shall provide ALPHA RESEARCH with written advance notice sufficient to avoid any loss or forfeiture, and ALPHA RESEARCH shall have the right, but not the obligation, at its sole expense, to file, prosecute or maintain such patent application or patent in such country in ALPHA RESEARCH's or NELSON's name. Thereafter, PATHOGENICS' License Grant per Section 2.1 and all other license rights and royalty obligations per this Agreement related to that Patent Asset in such country shall terminate and such patent or patent application in such country shall no longer be deemed a Patent Asset. The termination of License Grant or other license rights shall not affect any other rights or obligations accrued by either Party prior to the effective date of such termination. Upon PATHOGENICS' request, the Parties shall reasonably cooperate in the filing, prosecution or maintenance of any patent application or patent included in the Patent Assets.

7.2.     Patent Office and Court Proceedings.  Each Party shall inform the other
         -----------------------------------
Party of any Third Party request for, filing, or declaration of any proceeding before a patent office seeking to protest, oppose, cancel, reexamine, declare an interference proceeding, initiate a conflicts proceeding, or analogous process involving a patent application or patent included in the Patent Assets, or of the filing of an action in a court of competent jurisdiction seeking a judgment that a patent included in the Patent Assets is either invalid or unenforceable or both. Each Party thereafter shall cooperate fully with the other with respect to any such patent office or court proceeding. Each Party will provide the other with any information or assistance that is reasonable. Notwithstanding the foregoing or the provisions of Section 7.3 below, in the event of any such action or proceeding, LICENSORS shall indemnify and hold PATHOGENICS and its Affiliates harmless from and against any and all claims, damages, judgments, liabilities, costs and expenses including, without limitation reasonable litigation costs and legal fees and expenses, that may be incurred by, levied upon or are payable by PATHOGENICS or any of its Affiliates as a result of such Third Party action or proceeding and due to the direct breach of ALPHA RESEARCH's or NELSON's representations and warranties under Section 6.1 of this Agreement.

7.3.     Enforcement  and  Defense.
         -------------------------

     (a) Each Party shall promptly give the other Party notice of any infringement in the Territory of any patent application or patent included in the Patent Assets that comes to such Party's attention. The Parties will thereafter consult and cooperate fully to determine a course of action, including, without limitation, the commencement of legal action by any Party. However, PATHOGENICS shall have the first right to initiate and prosecute such legal action at its own expense and in the name of ALPHA RESEARCH, NELSON and PATHOGENICS, or to control the defense of any declaratory judgment action relating to Patent Assets. PATHOGENICS shall promptly inform ALPHA RESEARCH if PATHOGENICS elects not to exercise such first right, and ALPHA RESEARCH thereafter shall have the right either to initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of ALPHA RESEARCH, NELSON and, if necessary, PATHOGENICS. In no event shall ALPHA RESEARCH or NELSON be obligated to enforce or defend any of the Patent Assets.

     (b) If either Party elects not to initiate and prosecute an infringement or defend a declaratory judgment action in any country in the Territory as provided in Subsection 7.3(a), and the other Party elects to do so, the cost of any agreed-upon course of action, including the costs of any legal action commenced or any declaratory judgment action defended, shall be borne solely by the electing Party.

     (c) For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request.

     (d) Any recovery obtained by PATHOGENICS or ALPHA RESEARCH shall be shared as follows:

          (i) the Party that initiated and prosecuted, or maintained the defense of, the action shall recoup all of its costs and expenses (including reasonable attorneys' fees) incurred in connection with the action, whether the recovery is by settlement or otherwise;

          (ii) the other Party then shall, to the extent possible, recover its costs and expenses (including reasonable attorneys' fees) incurred in connection with the action;

          (iii) if ALPHA RESEARCH initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be retained by ALPHA RESEARCH; and

          (iv) if PATHOGENICS initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining shall be retained by PATHOGENICS, except that ALPHA RESEARCH shall receive a portion equivalent to the royalties it would have received in accordance with the terms of this Agreement if such amount were deemed Net Sales.

7.4.     Patent  Term  Extensions  or  Restorations  and Supplemental Protection
         -----------------------------------------------------------------------
Certificates.  The  Parties  shall cooperate with each other in obtaining patent
------------
term extensions or restorations or supplemental protection certificates or their equivalents in any country in the Territory where applicable and where desired by PATHOGENICS. If elections with respect to obtaining such extension or supplemental protection certificates are to be made, PATHOGENICS shall have the right to make the election and ALPHA RESEARCH and NELSON shall abide by such election. ALPHA RESEARCH and NELSON shall notify PATHOGENICS of (a) the issuance of each U.S. patent included within the Patent Assets, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the Patent Assets pursuant to the United States Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the " 1984 Act"), including notices pursuant to 101 and 103 of the 1984 Act from persons who have filed an abbreviated NDA ("ANDA"). Such notices shall be given promptly, but in any event within ten (10) calendar days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable. ALPHA RESEARCH and NELSON shall notify PATHOGENICS of each filing for patent term extension or restoration under the 1984 Act, any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the Patent Assets. Likewise, ALPHA RESEARCH and NELSON shall inform PATHOGENICS of patent extensions in the rest of the world regarding the Technology or Product.

7.5     Security  Interest.  Within  thirty  (30)  days from the Effective Date,
        -------------------
ALPHA RESEARCH and NELSON shall grant to PATHOGENICS a first priority security interest, senior to any and all other liens and encumbrances, in all of the ALPHA RESEARCH and NELSON Patent Assets, whether now owned or hereafter acquired by ALPHA RESEARCH and NELSON and in all of ALPHA RESEARCH's and NELSON's rights in and to all ALPHA RESEARCH and NELSON Patent Assets controlled by ALPHA RESEARCH and NELSON (collectively, the "Collateral"). The grant of the security interest will secure the performance when due of the obligations of ALPHA RESEARCH and NELSON owed to PATHOGENICS under this Agreement. ALPHA RESEARCH and NELSON shall execute and deliver such agreements, instru-ments, documents or notices (including without limitation financing statements or amendments thereto), and take such other actions, as PATHOGENICS may reasonably deem necessary in order to perfect, protect and preserve any lien granted or purported to be granted by such security interest and to enable PATHOGENICS to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. PATHOGENICS shall be responsible for any costs associated with the grant of this security interest.

                                  ARTICLE VIII
                              TERM AND TERMINATION

8.1.     Term  and  Expiration.  This  Agreement  shall  be  effective as of the
         ---------------------
Effective Date and unless terminated earlier pursuant to Section 8.2 and 8.3 below, the term of this Agreement shall continue in effect on a country-by-country basis until the expiration of the last to expire Patent Asset in such country.

8.2.     Termination  by  Notice.  Notwithstanding  anything contained herein to
         -----------------------
the contrary, PATHOGENICS shall have the right to terminate this Agreement at any time by giving thirty (30) days advance written notice to ALPHA RESEARCH. Except as set forth in this Agreement, in the event of such termination, (i) the rights and obligations hereunder, excluding any payment obligation that has accrued as of the termination date and excluding rights and obligations relating to confidentiality, shall terminate immediately, and (ii) the provisions of
Section 8.4 shall be applicable.

8.3.     Termination.
         -----------

     8.3.1 Termination for Cause. Either Party may terminate this Agreement by notice to the other Party at any time during the term of this Agreement as follows:

               (a) if the other Party is in breach of any material obligation hereunder by causes and reasons within its control, or has breached, in any material respect, any representations or warranties set forth in Article VI, and has not cured such breach within ninety (90) days after notice requesting cure of the breach, provided, however, that if the breach is not capable of being cured within ninety (90) days of such written notice, the Agreement may not be terminated sooner than one hundred twenty (120) days of such written notice so long as the breaching Party commences and is taking commercially reasonable actions to cure such breach as promptly as practicable; or (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate shall only become effective if the Party consents to the involuntary proceeding or such proceeding is not dismissed within ninety (90) days after the filing thereof.

     8.3.2     LICENSEE Rights Not Affected.
               ----------------------------

               (a) In the event PATHOGENICS terminates this Agreement under Section 8.3.1(b), or this Agreement is otherwise terminated under Section 8.3.1(b), or ALPHA RESEARCH or NELSON are debtors in a bankruptcy proceeding, whether voluntary or involuntary, all rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that PATHOGENICS, ALPHA RESEARCH and NELSON shall retain and may fully exercise all of their respective rights, remedies and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against ALPHA RESEARCH or NELSON under the Bankruptcy Code, PATHOGENICS shall be entitled to all applicable rights under Section 365 of the Bankruptcy Code, including but not limited to, entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefore by PATHOGENICS.

               (b) In the event PATHOGENICS is a debtor in a bankruptcy proceeding, whether voluntary or involuntary, all rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365 of the Bankruptcy Code, executory contracts. The Parties agree that applicable law does not excuse ALPHA RESEARCH or NELSON from accepting performance by, or rendering performance under this Agreement and all rights and licenses granted hereunder to, a person or entity other than PATHOGENICS.

8.4.     Effect of Expiration or Termination.  Expiration or termination of this
         -----------------------------------
Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. PATHOGENICS and its Affiliates and sublicensees shall have the right to sell or otherwise dispose of the stock of any Product subject to this Agreement then on hand or in process of manufacture. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of Article IV shall survive the expiration or termination of this Agreement and shall continue in effect for five (5) years from the date of expiration or termination. In addition, any other provision required to interpret and enforce the Parties' rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise. Upon termination of this Agreement pursuant to Section 8.2 or upon termination by ALPHA RESEARCH pursuant to Section 8.3.1(a), PATHOGENICS shall, if requested to do so in writing by ALPHA RESEARCH, negotiate a license to ALPHA RESEARCH of Improvements or Know-How relating to the manufacture or sale of Technology or Product that was developed by PATHOGENICS during the Term of this Agreement and is owned and controlled by PATHOGENICS at the time of termination, on commercially reasonable terms to be negotiated in good faith between the Parties.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1.     Force  Majeure.  Neither  Party  shall be held liable or responsible to
         --------------
the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement during the period of time when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God or act, omission or delay in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable.

9.2.     Assignment.  The Agreement may not be assigned or otherwise transferred
         ----------
without the prior written consent of the other Party, which shall not otherwise be unreasonably withheld; provided, however, that either Party may assign this Agreement to an Affiliate or in connection with the transfer or sale of its business or all or substantially all of its assets related to the Technology or Product or in the event of a merger, consolidation, change in control or similar corporate transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

9.3.     Severability.  In  the  event  that  any of the provisions contained in
         ------------
this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. In such event, the Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.4.     Notices.  All  notices  or  other  communications which are required or
         -------
permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if  to  PATHOGENICS  to:

PATHOGENICS,  INC.
99  Derby  Street
Hingham,  MA  02043,  USA
Attention:  President
Tel:  781-556-1090
Fax:  781-925-8665

if  to  ALPHA  RESEARCH  to:

ALPHA  RESEARCH  GROUP,  LLC
9550  Gateway  Drive
Reno,  NV  89511,  USA
Tel:     775-853-3677
Fax:     775-853-3670
if  to  JODI  A.  NELSON  to:

JODI  A.  NELSON
1717  Valentia  Street
Denver,  CO  80220
Tel:     303-322-4946
Fax:     303-322-4849

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on a Business Day, upon confirmed delivery by nationally-recognized overnight courier if so delivered and on the third Business Day following the date of mailing if sent by registered or certified mail.

9.5.     Applicable Law and Dispute Resolution.  The Agreement shall be governed
         -------------- ----------------------
by and construed in accordance with the laws of the United States of America and Commonwealth of Massachusetts without reference to any rules of conflict of laws.

     (a) The Parties agree to attempt initially to solve all claims, disputes, or controversies arising under, out of, or in connection with this Agreement (a "Dispute") by conducting good faith negotiations. Any Disputes which cannot be resolved by good faith negotiation within twenty (20) Business Days, shall be referred, by written notice from either Party to the other, to the Chief Executive Officer of each Party. Such Chief Executive Officers shall negotiate in good faith to achieve a resolution of the Dispute referred to them within twenty (20) Business Days after such notice is received by the Party to whom the notice was sent. If the Chief Executive Officers are unable to settle the Dispute between themselves within twenty (20) Business Days, they shall so report to the Parties in writing. The Dispute shall then be referred to mediation as set forth in the following subsection (b).

     (b) Upon the Parties receiving the Chief Executive Officers' report that the Dispute referred to them pursuant to subsection (a) has not been resolved, the Dispute shall be referred to mediation by written notice from either Party to the other. The mediation shall be conducted pursuant to the Rules of the Commercial Arbitration of the American Arbitration Association ("AAA") procedures. The place of the mediation shall be in Chicago, IL. If the Parties have not reached a settlement within twenty (20) Business Days of the date of the notice of mediation, the Dispute shall be referred to arbitration pursuant to subsection (c) below.

     (c) If after the procedures set forth in subsections (a) and (b) above, the Dispute has not been resolved, a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Parties shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall continue to make good faith efforts to amicably resolve the dispute without arbitration. If the Parties have not reached a settlement during that period the arbitration proceedings shall go forward and be governed by the AAA rules then in force. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of ALPHA RESEARCH and PATHOGENICS and the third arbitrator, who shall be the Chairman of the tribunal, shall be appointed by the two Party-appointed arbitrators. The place of the arbitration shall be in Chicago, IL.

          The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Each Party shall bear its own costs and expenses incurred in connection with any arbitration proceeding and the Parties shall equally share the cost of the mediation and arbitration levied by the AAA.

          Any mediation or arbitration proceeding entered into pursuant to this
          Section 9.5 shall be conducted in the English language. Subject to the foregoing, for purposes of this Agreement, each Party consents, for itself and its Affiliates, to the jurisdiction of the courts of the state of Illinois, county of Cook and the U.S. District Court for Illinois.

9.6.     Entire Agreement.  This Agreement, including the exhibits and schedules
         ----------------
hereto and the security interest required by Section 7.5 hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous writings and understandings. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.

9.7.     Independent Contractors.  It is expressly agreed that the Parties shall
         -----------------------
be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party.

9.8.     Waiver.  The  waiver  by  a  Party hereto of any right hereunder or the
         ------
failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other
Party  whether  of  a  similar  nature  or  otherwise.

9.9.     Headings.  The captions to the several Articles and Sections hereof are
         --------
not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

9.10.     Counterparts.  The  Agreement  may  be  executed  in  two  or  more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11.     Use  of Names. Except as otherwise provided in this Agreement, neither
          -------------
Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may use the name of the other Party in any document required to be filed to obtain Regulatory Approval or to comply with applicable laws, rules or regulations.

9.12.      LIMITATION  OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER
          -------------------------
FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


ALPHA RESEARCH, LLC

By:  /s/ Jodi A. Nelson
     -------------------------------
     Name: Jodi A. Nelson
     Title: Vice President


JODI  A.  NELSON

     /s/ Jodi A. Nelson
     -------------------------------
     Jodi  A.  Nelson

PATHOGENICS,  INC.

By:  /s/ Frederic P. Zotos
     -------------------------------
     Name:  Frederic  P.  Zotos,  Esq.
     Title: President  &  CEO

                                  SCHEDULE1.19
                                  ------------

                                  PATENT ASSETS

                                  EXHIBIT 1.24
                                  ------------

                               NELSON ASSIGNMENTS
                               ------------------

1. US Patent Application No. 09/615,639 (Patent No. 6,417,177), Jodi A. Nelson (Assignor), Alpha Research Group, LLC (Assignee), 07/25/2000 (Execution Date), 08/07/2000 (Recordation Date), 10/19/2000 (Notice Date).

2. Corrected Notice, US Patent Application No. 09/615,639 (Patent No. 6,417,177), Jodi A. Nelson (Assignor), Alpha Research Group, LLC (Assignee), 07/25/2000 (Execution Date), 08/07/2000 (Recordation Date), 01/24/2001 (Notice Date).

3. US Patent Application No. 10/192,414, Jodi A. Nelson (Assignor), Alpha Research Group, LLC (Assignee), 07/16/2002 (Execution Date), 07/30/2002 (Recordation Date), 07/31/2002 (Notice Date).

4. US Patent Application No. 10/616,692, Jodi A. Nelson (Assignor), Alpha Research Group, LLC (Assignee), 07/17/2003 (Execution Date), 12/15/2003 (Recordation Date), 12/16/2003 (Notice Date).

                                  SCHEDULE 3.5
                                  ------------

                               LIST OF AGREEMENTS
                               ------------------

1. FUNDING AGREEMENT between Alpha Research Group, LLC and Tekquity Ventures, LLC (4-24-00).

2.   First Addendum the April 24, 2000 FUNDING AGREEMENT (above) (7-25-01).

3. SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE between Alpha Research Group, LLC and Tekquity Neuro, LLC (5-1-03)

4.   SERVICE AND REPRESENTATION AGREEMENT with Emanus, LLC (9-16-03)

5. First Addendum to the May 1, 2003 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (above) (4-6-04)

6. First Addendum to the September 9, 2003 SERVICE AND REPRESENTATION AGREEMENT (above) (11-4-04).

7. Second Addendum to the September 9, 2003 SERVICE AND REPRESENTATION AGREEMENT (above) (4-6-05).

SCHEDULE 7.1
------------

                         PREVIOUSLY UNPAID PATENT COSTS
                         ------------------------------

     Greenlee, Winner and Sullivan, P.C., Statement for Jodi A. Nelson dated April 6, 2005. Statement Total is $28,408.82.